UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 5, 2006 (January 2, 2006)

R&G Financial Corporation

(Exact name of registrant as specified in its charter)

Puerto Rico

(State or other jurisdiction of incorporation)

001-31381	66-0532217
(Commission File Number)	(I.R.S. Employer Identification No.)

280 Jesús T. Piñero Ave.

Hato Rey, San Juan, Puerto Rico 00918

(Address of principal executive offices and zip code)

(787) 758-2424

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Effective January 5, 2006, the Board of Directors of R&G Financial Corporation (the “Company”) has accepted the resignation of Ramon Prats from his positions as an officer and a director of the Company and of its subsidiaries. Mr. Prats will continue to serve as an employee of the Company to facilitate the transition of his management responsibilities. Prior to his resignation from these positions, Mr. Prats was a Director, Vice Chairman of the Board of Directors and President of the Company, President of R-G Mortgage Corp. (“R-G Mortgage”), R-G Premier Bank of Puerto Rico (“Premier Bank”), subsidiaries of the Company, and also served as an executive officer of various other Company subsidiaries and as a director of such companies.

Effective January 5, 2006, the Board of Directors of the Company accepted the resignation of Mario Ruiz, who was Executive Vice President of Premier Bank, from all of his positions with the Company and its subsidiaries. In addition, on January 4, 2006, Joseph R. Sandoval, who was formerly Executive Vice President and Chief Financial Officer of the Company, tendered his resignation on terms other than those requested by the Board of Directors of the Company. Consequently, Mr. Sandoval’s purported resignation was not accepted and his employment with the Company and its subsidiaries was terminated on January 5, 2006. Mr. Sandoval had been on an indefinite leave of absence since August 24, 2005, when he was removed from his positions as Executive Vice President and Chief Financial Officer of the Company by the Board of Directors of the Company. Both Messrs. Sandoval and Ruiz served as directors and officers of various Company subsidiaries.

See Item 8.01 of this Form 8-K for a brief description of the circumstances surrounding these resignations.

Item 7.01 Regulation FD Disclosure

The Board of Directors announced the Company’s declaration of a quarterly cash dividend for the quarter ended December 31, 2005 of $0.09375 per share ($0.375 on an annualized basis) on the Company’s common stock, payable on March 23, 2006 to stockholders of record as of the close of business on February 16, 2006. The March dividend payment is in the same amount as was paid last quarter, and is being maintained at such level based on the decision of Víctor J. Galán, the Company’s Chairman and Chief Executive Officer, to once again not accept any dividend payment on his 21.5 million Class A shares of common stock.

Item 8.01 Other Events

Update on Financial Restatement

The Company previously disclosed the need to restate its audited and interim consolidated financial statements for the years ended December 31, 2004, 2003 and 2002 and the related interim periods. The Company has been working diligently to complete the restatement process and become current in its Securities and Exchange Commission filings. In connection with the restatement effort, the Audit Committee of the Company’s Board of Directors retained the law firm of Fried, Frank, Harris, Shriver & Jacobson LLP to assist in the Audit Committee’s investigation into the circumstances surrounding the Company’s need to restate its audited and interim consolidated financial statements, with the further assistance of a financial services consulting firm, Promontory Financial Group, LLP.

Based on the results to date of the Audit Committee’s investigation, which were presented to the independent members of the Board of Directors, as discussed in Item 5.02(b) above, the resignations of Messrs. Prats and Ruiz were accepted by the Board of Directors and Mr. Sandoval was terminated. In addition to the foregoing, the Board of Directors has adopted certain changes in the governance, controls and procedures of the Company and its operating subsidiaries in response to the findings of the independent investigation.

The independent investigation has been substantially completed. Completion of the independent investigation will be a significant milestone in the Company’s restatement process. The Company is working diligently to complete the restatement process. Notwithstanding the foregoing, no assurance can be given as to when the independent investigation or the restatement process will be completed. In addition, the Company continues to cooperate with ongoing investigations by regulatory and law enforcement authorities.

Additional Appointments

In connection with the departure of the officers discussed in Item 5.02 (b) above, the Company has announced a number of promotions and appointments, which are more particularly set forth in its press release issued on January 5, 2006, attached hereto as Exhibit 99.1, including specifically appointments made at subsidiaries of the Company. Set forth below is information with respect to promotions and appointments at the Company:

Effective January 5, 2006, the Board of Directors of the Company has promoted Vicente Gregorio, its Chief Financial Officer, from his position as Senior Vice President to Executive Vice President and appointed Hector Secola, from his position as Senior Vice President in Charge of Human Resources for R-G Mortgage, to Executive Vice President in Charge of Human Resources at the Company.

The following are descriptions of the business experience of Mr. Gregorio and Mr. Secola for at least the past five years:

•

Vicente Gregorio, age 54, has been promoted to Executive Vice President. Since August 24, 2005, Mr. Gregorio has served as Senior Vice President and Chief Financial Officer of the Company. Prior to his employment with the Company, from 2002 to 2005, Mr. Gregorio served as the Chairman of VRC Business Services, Inc., a collection company which he founded. He also has provided consulting and audit services as a sole Certified Public Accountant (“CPA”) practitioner since 2002. He was a Senior Associate at Spectrum Finance Network, Inc., a consulting firm, between November 2004 and August 2005. From 1973 to 2002, Mr. Gregorio held various positions at Arthur Andersen LLP. Between 1987 and 2002, Mr. Gregorio was Managing Partner of the San Juan office of Arthur Andersen LLP and also headed that office’s Assurance and Business Advisory Group. He was also member of Arthur Andersen LLP’s Florida/Caribbean Executive Committee from 1990 to 2002. While at Arthur Andersen LLP, Mr. Gregorio provided audit and related services to a number of financial institutions. None of the entities identified in this paragraph is affiliated with the Company. Mr. Gregorio is a former director of Santander Bancorp, a multi-bank holding company, and its wholly owned subsidiary Banco Santander Puerto Rico and a former director of privately held Caribbean Petroleum Corp. and Affiliates, a gasoline distributor. He is a director of privately held Packers Provision Co. of Puerto Rico, Inc. , a meat distribution company. Mr. Gregorio is a CPA, and he received a Bachelor of Business Administration with honors from the University of Puerto Rico. He is a member of the Puerto Rico Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

•	Hector Secola, age 56, has been appointed as Executive Vice President of Human Resources for the Company. Mr. Secola has served as the Senior Vice President of Human Resources of R-G Mortgage since February 2004 and previously served as the Vice President of Human Resources of R-G Mortgage since his hiring in May 2000. Prior thereto, Mr. Secola has served as Director of Human Resources for the Central American Region of Citibank, and he has also held positions as Director of Human Resources for Coca Cola (Puerto Rico) and Warner Lambert, International (Puerto Rico). Mr. Secola has a Bachelor’s Degree from the University of Puerto Rico.

*    *    *    *

Portions of the disclosure contained in this Current Report on Form 8-K that are not statements of historical fact may include forward-looking statements. Statements regarding the Company’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to significant risks and uncertainties. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Not Applicable.

(d)	Exhibits.

99.1 Press Release issued on January 5, 2006 by R&G Financial Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION

Date: January 5, 2006

	By:	/s/ Vicente Gregorio
Vicente Gregorio
Chief Financial Officer